SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2009

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 7, 2009, Salary.com, Inc. (the “Company”) implemented and completed a workforce reduction of approximately 100 employees, representing approximately sixteen percent (16%) of the Company’s workforce. The Company implemented this workforce reduction in response to the current and anticipated macro-economic uncertainties.

As a result of the reduction in workforce, the Company expects to record a charge of approximately $2.5 million in the fourth quarter of fiscal 2009 under FASB Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS No. 146). This charge will include cash payments related to the severance and continuation of benefits for terminated employees of approximately $1.0 million and non-cash stock based compensation charges related to the acceleration of vesting on stock options and restricted stock of approximately $1.5 million. Other than these severance amounts, the Company does not expect to incur future cash expenditures in connection with the workforce reduction. The Company expects the reduction in workforce to yield approximately $10 million in pre-tax annual cost savings. The Company expects to update its financial expectations for the fourth quarter of fiscal 2009 on the Company’s next quarterly earnings call.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

(1) On January 7, 2009, William H. Coleman’s employment with the Company was terminated in connection with the Company’s workforce reduction. Mr. Coleman had served as the Company’s Senior Vice President of Corporate Development.

(2) On January 7, 2009, Christopher Fusco’s employment with the Company was terminated in connection with the Company’s workforce reduction. Mr. Fusco had served as the Company’s Vice President of Data Operations.

This Current Report on Form 8-K contains forward-looking statements within in the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the anticipated economic conditions and the amount of accounting charges, the expected cash expenditures and the anticipated cost savings related to the Company’s workforce reduction. Statements regarding future events are based on the Company’s current expectations and projections about future events and are necessarily subject to associated risks related to workforce reduction. Actual results may differ materially from those in the forward-looking statements. The outcome of the events described in these forward-looking statements is also subject to risks, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: January 7, 2009	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Senior Vice President, Chief
Financial Officer and Treasurer

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